Exhibit 99.1

100 N. Broadway Ave
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Thursday, July 23, 2026	www.bancfirst.bank

BANCFIRST CORPORATION REPORTS SECOND QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS: BANF) reported net income of $66.7 million, or $1.96 per diluted share, for the second quarter of 2026 compared to net income of $62.3 million, or $1.85 per diluted share, for the second quarter of 2025.

The Company’s net interest income for the three-months ending June 30, 2026 increased to $133.5 million from $121.3 million for the same period in 2025. Higher loan volume and general growth in earning assets were the primary drivers of the change in net interest income. Net interest margin was 3.84% for the second quarter of 2026 compared to 3.75% for the second quarter of 2025. The Company recorded a provision for credit losses of $4.9 million and $1.4 million for the quarter ended June 30, 2026 and 2025, respectively.

Noninterest income for the quarter totaled $53.9 million compared to $48.0 million in the same quarter last year. Trust revenue, service charges on deposits, securities transactions, and treasury income each increased when compared to second quarter of 2025. The Company also recorded gains of $2.9 million related to bank owned life insurance claims during the quarter. The increase in noninterest income was partially offset by a decrease in insurance commissions.

Noninterest expense grew to $97.5 million for the quarter ended June 30, 2026 compared to $88.2 million in the same quarter in 2025. The increase in noninterest expense was primarily attributable to the growth in salaries and employee benefits of $5.2 million. The total salaries and employee benefits expenses recorded of $60.3 million is after a favorable adjustment to the funded employee benefit trust of $800,000. Also driving the increase in noninterest expense was net expense from other real estate owned, which increased $1.6 million period to period.

At June 30, 2026, the Company’s total assets were $15.1 billion, an increase of $243.4 million from December 31, 2025. Loans grew $110.6 million from December 31, 2025, totaling $8.7 billion at June 30, 2026. Deposits totaled $12.8 billion, an increase of $155.9 million from year-end 2025. Sweep accounts totaled $5.0 billion at June 30, 2026, up $100.8 million from December 31, 2025. The Company’s stockholders’ equity stood at $2.0 billion, an increase of $103.0 million from the end of 2025.

Nonaccrual loans represented 0.94% of total loans at June 30, 2026, up from 0.72% at year-end 2025. Nonaccrual loans totaled $81.4 million at the end of the second quarter 2026. The allowance for credit losses to total loans was 1.25% at June 30, 2026 and 1.22% at December 31, 2025. Net charge-offs totaled $2.4 million for the quarter compared to $4.7 million for the second quarter last year.

BancFirst Corporation CEO David Harlow commented, “The Company enjoyed a record quarter fueled by an expanding margin and earning asset growth. Noninterest income growth was solid across most major categories and expenses were managed in line with plan. We announced the acquisition of SpiritBank during the quarter, adding the Tulsa MSA communities of Bristow and Sapulpa while expanding our presence in the Tulsa market. Pending regulatory approval, a fourth quarter close and conversion is anticipated. Our economic outlook continues to be guarded, although charge-offs remain at historically low levels. With a $4.9 million provision during the quarter, our allowance for credit losses remains at a healthy level.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 109 banking locations serving 62 communities across Oklahoma, Pegasus Bank, a Texas state-chartered bank with three banking locations in the Dallas Metroplex area, and Worthington Bank, a Texas state-chartered bank with three locations in the Fort Worth Metroplex area, one location in Arlington Texas and one location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Hannah Andrus, Chief Financial Officer at (405) 218-4174 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2026	2026	2025	2025	2025
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Condensed Income Statements:
Net interest income	$133,536	$127,605	$127,667	$125,615	$121,256
Provision for credit losses on loans	4,831	2,578	(1,975)	4,222	1,239
Provision for/(benefit from) off-balance sheet credit exposures	48	(435)	234	216	148
Noninterest income:
Trust revenue	6,078	6,057	5,933	5,850	5,795
Service charges on deposits	19,090	18,042	18,393	18,131	17,741
Securities transactions	725	904	964	492	(740)
Sales of loans	913	780	781	916	830
Insurance commissions	7,481	9,440	7,643	8,954	7,920
Cash management	10,922	10,566	10,120	10,338	10,573
Other	8,740	5,602	9,499	5,185	5,929
Total noninterest income	53,949	51,391	53,333	49,866	48,048

Noninterest expense:
Salaries and employee benefits	60,306	58,855	58,570	57,681	55,147
Occupancy expense, net	6,320	6,286	6,946	6,434	6,037
Depreciation	4,988	4,816	4,872	4,725	4,691
Amortization of intangible assets	974	975	836	862	862
Data processing services	2,990	3,448	3,041	2,901	2,985
Net expense from other real estate owned	4,567	3,605	12,044	2,778	2,941
Marketing and business promotion	2,077	2,641	3,121	2,126	2,325
Deposit insurance	1,642	1,847	1,692	1,736	1,675
Other	13,667	14,316	16,268	12,829	11,536
Total noninterest expense	97,531	96,789	107,390	92,072	88,199
Income before income taxes	85,075	80,064	75,351	78,971	79,718
Income tax expense	18,388	17,069	15,854	16,317	17,371
Net income	$66,687	$62,995	$59,497	$62,654	$62,347
Per Common Share Data:
Net income-basic	$1.98	$1.88	$1.78	$1.88	$1.87
Net income-diluted	1.96	1.85	1.75	1.85	1.85
Cash dividends declared	0.49	0.49	0.49	0.49	0.46
Common shares outstanding	33,598,745	33,575,976	33,539,032	33,329,247	33,272,131
Average common shares outstanding -
Basic	33,586,922	33,557,536	33,423,922	33,310,290	33,255,015
Diluted	34,057,507	34,027,895	33,906,434	33,864,129	33,795,243
Performance Ratios:
Return on average assets	1.77%	1.71%	1.60%	1.76%	1.79%
Return on average stockholders’ equity	13.84	13.59	13.02	14.18	14.74
Net interest margin	3.84	3.74	3.71	3.79	3.75
Efficiency ratio	52.02	54.07	59.33	52.47	52.10

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2026	2026	2025	2025	2025
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$15,082,243	$15,116,541	$14,838,893	$14,198,140	$14,045,780
Interest-bearing deposits with banks	4,164,678	4,430,751	4,177,406	3,849,736	3,737,763
Debt securities	1,113,240	886,519	924,948	1,015,941	1,104,604
Total loans	8,655,260	8,596,068	8,544,634	8,287,167	8,124,497
Allowance for credit losses	(107,810)	(105,330)	(104,299)	(99,511)	(96,988)
Noninterest-bearing demand deposits	4,162,306	4,105,840	3,897,613	3,816,389	3,967,626
Money market and interest-bearing checking deposits	5,442,757	5,605,932	5,610,882	5,393,791	5,301,439
Savings deposits	1,428,690	1,391,142	1,318,062	1,251,394	1,205,602
Time deposits	1,792,537	1,798,187	1,843,836	1,656,813	1,581,525
Total deposits	12,826,290	12,901,101	12,670,393	12,118,387	12,056,192
Stockholders' equity	1,957,097	1,901,912	1,854,125	1,782,801	1,728,038
Book value per common share	58.25	56.65	55.28	53.49	51.94
Tangible book value per common share (non-GAAP)(1)	52.21	50.58	49.20	47.71	46.12
Balance Sheet Ratios:
Average loans to deposits	67.02%	67.02%	66.43%	67.32%	67.11%
Average earning assets to total assets	92.45	92.84	93.00	93.00	92.97
Average stockholders' equity to average assets	12.79	12.60	12.33	12.38	12.14
Asset Quality Data:
Past due loans	$7,077	$8,364	$8,115	$7,959	$7,515
Nonaccrual loans (3)	81,420	62,178	61,130	57,266	49,878
Other real estate owned and repossessed assets	61,703	53,649	49,134	53,233	53,022
Nonaccrual loans to total loans	0.94%	0.72%	0.72%	0.69%	0.61%
Allowance to total loans	1.25	1.23	1.22	1.20	1.19
Allowance to nonaccrual loans	132.41	169.40	170.62	173.77	194.45
Net charge-offs to average loans	0.03	0.02	0.02	0.02	0.05

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,957,097	$1,901,912	$1,854,125	$1,782,801	$1,728,038
Less goodwill	183,388	183,388	182,739	182,263	182,263
Less intangible assets, net	19,408	20,382	21,357	10,548	11,410
Tangible stockholders’ equity (non-GAAP)	$1,754,301	$1,698,142	$1,650,029	$1,589,990	$1,534,365
Common shares outstanding	33,598,745	33,575,976	33,539,032	33,329,247	33,272,131
Tangible book value per common share (non-GAAP)	$52.21	$50.58	$49.20	$47.71	$46.12

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $7.9 million of nonaccrual loans at June 30, 2026.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended
	June 30,
	2026	2025
Condensed Income Statements:
Net interest income	$261,141	$237,205
Provision for credit losses on loans	7,409	2,700
(Benefit from)/provision for off-balance sheet credit exposures	(387)	273
Noninterest income:
Trust revenue	12,135	11,334
Service charges on deposits	37,132	34,545
Securities transactions	1,629	(1,073)
Sales of loans	1,693	1,466
Insurance commissions	16,921	18,330
Cash management	21,488	20,624
Other	14,342	11,716
Total noninterest income	105,340	96,942

Noninterest expense:
Salaries and employee benefits	119,161	109,740
Occupancy expense, net	12,606	11,790
Depreciation	9,804	9,499
Amortization of intangible assets	1,949	1,748
Data processing services	6,438	5,877
Net expense from other real estate owned	8,172	5,599
Marketing and business promotion	4,718	4,786
Deposit insurance	3,489	3,400
Other	27,983	27,939
Total noninterest expense	194,320	180,378
Income before income taxes	165,139	150,796
Income tax expense	35,457	32,337
Net income	$129,682	$118,459
Per Common Share Data:
Net income-basic	$3.86	$3.56
Net income-diluted	3.81	3.51
Cash dividends declared	0.98	0.92
Common shares outstanding	33,598,745	33,272,131
Average common shares outstanding -
Basic	33,572,310	33,243,963
Diluted	34,040,322	33,782,069
Performance Ratios:
Return on average assets	1.74%	1.73%
Return on average stockholders’ equity	13.72	14.31
Net interest margin	3.79	3.72
Efficiency ratio	53.02	53.98

	BancFirst Corporation
	Consolidated Average Balance Sheets
	And Interest Margin Analysis
	Taxable Equivalent Basis
	(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2026			June 30, 2026
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$8,610,837	$148,013	6.89%	$8,580,750	$292,330	6.87%
Securities – taxable	999,677	7,413	2.97	950,975	13,286	2.82
Securities – tax exempt	6,756	68	4.01	7,148	134	3.77
Interest bearing deposits with banks and FFS	4,343,973	40,042	3.70	4,368,252	80,124	3.70
Total earning assets	13,961,243	195,536	5.62	13,907,125	385,874	5.60

Nonearning assets:
Cash and due from banks	217,300			221,400
Interest receivable and other assets	1,028,343			988,094
Allowance for credit losses	(105,148)			(104,780)
Total nonearning assets	1,140,495			1,104,714
Total assets	$15,101,738			$15,011,839

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Money market and interest-bearing checking deposits	$5,499,834	$34,602	2.52%	$5,546,776	$69,920	2.54%
Savings deposits	1,408,443	9,467	2.70	1,379,604	18,405	2.69
Time deposits	1,815,864	16,445	3.63	1,817,743	33,417	3.71
Short-term borrowings	13,798	102	2.97	14,444	244	3.40
Long-term borrowings	-	-	-	3,055	42	2.77
Subordinated debt	86,233	1,031	4.80	86,226	2,061	4.82
Other liabilities	16,747	199	4.76	16,736	332	4.00
Total interest bearing liabilities	8,840,919	61,846	2.81	8,864,584	124,421	2.83

Interest free funds:
Noninterest bearing deposits	4,123,897			4,059,407
Interest payable and other liabilities	204,942			182,001
Equity	1,931,980			1,905,847
Total interest free funds	6,260,819			6,147,255
Total liabilities and stockholders’ equity	$15,101,738			$15,011,839
Net interest income		$133,690			$261,453
Net interest spread			2.81%			2.77%
Effect of interest free funds			1.03%			1.02%
Net interest margin			3.84%			3.79%